Exhibit 99.1

TUCOWS REPORTS CONTINUED STRONG RESULTS FOR FOURTH QUARTER AND FISCAL 2004 YEAR

– Company Achieves Tenth Consecutive Quarter of Profitability and Thirteenth Consecutive Quarter of Positive Cash Flow from Operations  –

TORONTO – February 10, 2005 – Tucows Inc. (OTCBB: TCOW) today reported strong results for the fourth quarter and fiscal year ended December 31, 2004.

Highlights for the fourth quarter included:

•                  A 19% year-over-year increase in net revenue to $11.5 million;

•                  Income from operations of $801,000;

•                  Cash flow from operations of $1.6 million;

•                  Net income of $3.9 million, inclusive of deferred tax recovery of $3.0 million; and

•                  The Company’s tenth consecutive quarter of profitability and thirteenth consecutive quarter of positive cash flow from operations.

Highlights for fiscal 2004 included:

•                  A 20% year-over-year increase in net revenue to a record $44.7 million;

•                  Income from operations of $2.1 million;

•                  A 45% increase in cash flow from operations to $4.7 million;

•                  A 16% year-over-year increase in deferred revenue to a record $33.3 million; and

•                  Net income of $5.5 million, inclusive of deferred tax recovery of $3.0 million.

“The fourth quarter marked a strong finish to 2004 as continued growth in our non-domain Internet services supplemented the strength of our domain name registration business,” said Elliot Noss, President and Chief Executive Officer, Tucows Inc.   “Our tenth consecutive quarter of profitability and thirteenth consecutive quarter of positive cash flow from operations are demonstrative of the strong momentum in our business, which has been supported both by our success in diversifying our revenue streams, as well as by our dominant position in the wholesale domain market.”

Summary Financial Results
(Numbers in Thousands, Except Per Share Data)

	3 Months Ended December 31, 2004		3 Months Ended December 31, 2003	12 Months Ended December 31, 2004		12 Months Ended December 31, 2003
Net Revenue	11,522		9,715	44,717		37,195
Income from Operations	801		389	2,149		932
Net Income	3,865	(2)	426	5,500	(2)	2,063	(1)
Net Income/Share	0.06	(2)	0.01	0.08	(2)	0.03
Cash Flow from Operations	1,578		1,134	4,668		3,220

(1) Includes a $1.0 million gain on disposal of Liberty Registry Management Services Inc.

(2) Includes a non-cash income tax benefit of $3.0 million or $0.04 per share, resulting from the reduction in our deferred tax asset valuation allowance.

Net revenue for the fourth quarter of fiscal 2004 increased 19% to $11.5 million from $9.7 million for the fourth quarter of fiscal 2003. Income from operations for the fourth quarter of 2004 was $0.8 million (which included a net loss from foreign exchange forward contracts of $0.1 million) compared to $0.4 million (which included a net loss from foreign exchange forward contracts of $0.3 million) for the corresponding quarter last year. Net income for the fourth quarter of fiscal 2004 increased to $3.9 million, or $0.06 per share, (including a non-cash income tax benefit of $3.0 million, or $0.04 per share, resulting from the reduction of the Company’s deferred tax asset valuation allowance) from $0.4 million, or $0.01 per share, for the fourth quarter of fiscal 2003. The income tax benefit resulted from the release of a portion of the deferred tax asset valuation allowance previously established as a result of the Company’s prior years’ net operating losses and other temporary differences related to fixed assets, goodwill and deferred revenue in accordance with Statement of Financial Accounting Standards No. 109.

Deferred revenue at the end of fiscal 2004 was $33.3 million, an increase of 16% from $28.6 million at the end of fiscal 2003 and up marginally from $32.5 million at the end of the third quarter of fiscal 2004.

Cash and restricted cash at the end of fiscal 2004 was $14.4 million compared to $13.0 million at the end of fiscal 2003 and $13.3 million at the end of the third quarter of fiscal 2004. The increase compared to the third quarter of fiscal 2004 is primarily the result of positive cash flow from operations for the fourth quarter of this year of $1.6 million.

For the fiscal year ended December 31, 2004, net revenue increased 20% to $44.7 million from $37.2 million for fiscal 2003.  Income from operations for fiscal 2004 more than doubled to $2.1 million from $0.9 million for fiscal 2003.  Net income for fiscal 2004 (including the aforementioned non-cash income tax benefit of $3.0 million, or $0.04 per share) increased to $5.5 million, or $0.08 per share, from $2.0 million, or $0.03 per share, for fiscal 2003. Net income for fiscal 2003 included a $1.0 million gain on disposal of Liberty Registry Management Services Inc.

Conference Call

Tucows will host a conference call on Thursday, February 10, 2005, at 5:00 p.m. (ET) to discuss the company’s fourth quarter and year end fiscal 2004 results. To access the conference call via the Internet go to www.tucowsinc.com, and click on “Investor Relations.”

For those unable to join the conference call at the scheduled time, it will be archived for replay both by telephone and via the Internet beginning approximately one hour following completion of the call. To access the archived conference call by telephone, dial 1-800-408-3053 or 416-695-5800 and enter the pass code 3138425. The telephone replay will be available until Thursday, February 17, 2005, at midnight. To access the archived conference call via the Internet, go to www.tucowsinc.com and click on “Investor Relations.”

About Tucows

Tucows Inc. is a leading provider of wholesale Internet services and back office solutions to a global network of more than 6,000 web hosting companies, ISPs and other service providers. As the largest ICANN-accredited wholesale domain name registrar, Tucows offers a suite of complementary Internet services including domain name registration and management, digital certificates, email services and web publishing services. Tucows’ back office products, including billing, provisioning and customer care solutions, enable service providers to automate and enhance their service offerings. Tucows also distributes software and other digital content through its global network of affiliates offering more than 40,000 software titles. For more information, please visit: www.tucowsinc.com

Contact:
Hilda Kelly

Investor Relations Resource

Tucows Inc.

416-538-5493
ir@tucows.com

This news release contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding the continued growth and success of Tucows’ business, the ability to further develop and achieve commercial success for the company’s business strategy and the deployment of the company’s resources. Such statements are based on management’s current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. More information about potential factors that could affect Tucows is included in the Risk Factors sections of Tucows’ filings with the Securities and Exchange

Commission. All forward-looking statements included in this document are based on information available to Tucows as of the date of this document, and Tucows assumes no obligation to update such forward-looking statements.

TUCOWS is a registered trademark of Tucows Inc. or its subsidiaries. All other trademarks and service marks are the properties of their respective owners.

Tucows Inc.

Consolidated Balance Sheets

(Dollar amounts in U.S. dollars)

	December 31,	December 31,
	2004	2003

Assets

Current assets:
Cash and cash equivalents	$13,914,988	$12,912,811
Restricted cash (note 1)	460,398	132,500
Accounts receivable	1,111,082	486,289
Prepaid expenses and deposits	2,156,702	2,061,948
Prepaid domain name registry fees, current portion	15,601,786	13,204,566
Deferred tax asset, current portion	1,000,000	—
Total current assets	34,244,956	28,798,114

Prepaid domain name registry fees, long-term portion	6,471,916	5,136,194
Property and equipment	1,017,237	1,048,400
Deferred tax asset, long-term portion	2,000,000	—
Intangible assets	1,242,240	—
Goodwill	964,467	—
Investments	353,737	353,737
Cash held in escrow	1,009,650	—
Total assets	$47,304,203	$35,336,445

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$1,483,543	$1,632,294
Accrued liabilities	2,688,738	2,088,235
Customer deposits	2,247,262	2,160,601
Deferred revenue, current portion	23,648,381	20,715,191
Accreditation fees payable, current portion	144,483	—
Total current liabilities	30,212,407	26,596,321

Deferred revenue, long-term portion	9,602,599	7,874,001
Accreditation fees payable, long-term portion	31,816	—

Stockholders’ equity:
Preferred stock - no par value, 1,250,000 shares authorized; none issued and outstanding	—	—
Common stock - no par value, 250,000,000 shares authorized; 66,817,250 shares issued and outstanding at December 31, 2004 and 64,626,429 shares issued and outstanding at December 31, 2003	9,541,277	8,540,687
Additional paid-in capital	50,061,866	49,992,129
Deferred stock-based compensation	—	(20,593)
Deficit	(52,145,762)	(57,646,100)
Total stockholders’ equity	7,457,381	866,123
Total liabilities and stockholders’ equity	$47,304,203	$35,336,445

Note 1:

Of the restricted cash, $310,000 represents margin security against a series of forward exchange contracts, and $150,398 represents security against 2 letters of credit.

Tucows       Inc.

Consolidated Statements of Operations

(Dollar amounts in U.S. dollars)

	Three months ended December 31,		Year ended December 31,
	2004	2003	2004	2003

Net revenues	$11,521,955	$9,714,774	$44,717,155	$37,194,747
Cost of revenues	6,907,776	5,923,054	27,566,066	22,990,227
Gross profit	4,614,179	3,791,720	17,151,089	14,204,520

Operating expenses:
Sales and marketing (*)	1,351,649	1,058,830	5,067,841	3,850,081
Technical operations and development (*)	1,289,486	1,067,963	4,549,368	3,935,061
General and administrative (*)	811,985	953,166	4,107,981	3,998,073
Depreciation of property and equipment	301,259	323,230	1,118,734	1,489,570
Amortization of intangible assets	59,040	—	157,760	—
Total operating expenses	3,813,419	3,403,189	15,001,684	13,272,785

Income from operations	800,760	388,531	2,149,405	931,735

Other income:
Interest income, net	64,216	37,319	200,501	131,703
Gain on disposal of Liberty Registry Management Services Inc	—	—	—	1,000,000
Total other income	64,216	37,319	200,501	1,131,703

Income before provision for income taxes	864,976	425,850	2,349,906	2,063,438

Provision for (recovery of) income taxes	(3,000,000)	—	(3,150,432)	—

Net income for the year	$3,864,976	$425,850	$5,500,338	$2,063,438

Basic and diluted income per share	$0.06	$0.01	$0.08	$0.03

Shares used in computing basic income per common share	66,817,250	64,626,429	66,079,104	64,626,429

Shares used in computing diluted income per common share	68,893,918	70,858,586	68,051,579	64,725,929

(*) Stock-based compensation has been included in operating expenses as follows:
Sales and marketing	$—	$27,708	$16,835	$109,926
Technical operations and development	$69,737	$—	$69,737	$—
General and administrative	$—	$13,304	$3,759	$52,778

Tucows       Inc.

Consolidated Statements of Cash Flows

(Dollar amounts in U.S. dollars)

	Three months ended December 31,		Year ended December 31,
	2004	2003	2004	2003

Cash provided by (used in):
Operating activities:
Net income for the year	$3,864,976	$425,850	$5,500,338	$2,063,438
Items not involving cash:
Depreciation of property and equipment	301,259	323,230	1,118,734	1,489,570
Amortization of intangible assets	59,040	—	157,760	—

Unrealized change in the fair value of forward contracts	100,032	297,296	(88,743)	(279,174)
Stock-based compensation	69,737	—	69,737	—
Amortization of stock-based compensation	—	41,012	20,593	162,704
Deferred taxes	(3,000,000)	—	(3,000,000)	—
Gain on disposal of Liberty Registry Management Services Inc.	—	—	—	(1,000,000)
Change in non-cash operating working capital:
Accounts receivable	(89,847)	(74,114)	(546,762)	(147,592)
Prepaid expenses and deposits	(180,526)	(503,288)	(1,333)	(91,977)
Prepaid domain name registry fees	(806,264)	(1,022,621)	(3,732,942)	(3,495,233)
Accounts payable	139,182	327,472	(148,751)	26,664
Accrued liabilities	(42,295)	81,280	403,404	60,112
Customer deposits	241,361	126,291	77,772	202,944
Deferred revenue	745,203	1,111,283	4,661,788	4,228,175
Accreditation fees payable	176,299	—	176,299	—
Cash provided by operating activities	1,578,157	1,133,691	4,667,894	3,219,631

Financing activities:
Proceeds received on exercise of stock options	—	—	726,050	—
Cash provided by financing activities	—	—	726,050	—

Investing activities:
Additions to property and equipment	(538,220)	(175,775)	(1,034,709)	(956,649)
Decrease (increase) in restricted cash - being margin security against forward exchange contracts	(247,898)	130,112	(327,898)	805,000
Acquisition of Boardtown Corporation, net of cash acquired	—	—	(2,019,510)	—
Increase in cash held in escrow	(9,650)	—	(1,009,650)	—
Proceeds on disposal of Liberty Registry Management
Services Inc., net of cash disposed	—	—	—	1,000,000
Cash provided by (used in) investing activities	(795,768)	(45,663)	(4,391,767)	848,351

Increase in cash and cash equivalents	782,389	1,088,028	1,002,177	4,067,982
Cash and cash equivalents, beginning of year	13,132,599	11,824,783	12,912,811	8,844,829
Cash and cash equivalents, end of year	$13,914,988	$12,912,811	$13,914,988	$12,912,811

Supplemental cash flow information:
Interest paid	$—	$113	$166	$383

Supplemental disclosure of non-cash investing and financing activities:
Common stock issued on the acquisition of Boardtown
Corporation	$—	$—	$274,540	$—